Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255917) and Form S-8 (No. 333-253593 and No. 333-190724) of SiriusPoint Ltd. of our report dated February 29, 2024 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 29, 2024